Exhibit 99.1
Blackboard Inc. Reports Fourth Quarter and
Year End 2005 Results
— Fourth Quarter Revenue Increases 19 percent to $35.7 million and Net Income Increases
388 percent to $23.1 million —
— Cash Flow from Operations for 2005 Increases 22 percent to $39.8 Million —
Washington, DC, — February 13, 2005 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the fourth quarter and year ended December 31, 2005 and guidance for the full year 2006.
Total revenue for the quarter ended December 31, 2005 was $35.7 million, an increase of 19 percent over the fourth quarter of 2004. Product revenues for the quarter were $32.0 million, an increase of 18 percent over the fourth quarter of 2004, while professional services revenues for the quarter were $3.7 million, an increase of 30 percent over the fourth quarter of 2004. GAAP net income was $23.1 million for the fourth quarter of 2005, an increase of 388 percent over net income of $4.7 million for the fourth quarter of 2004. Cash net income for the fourth quarter of 2005, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $23.2 million. GAAP Net income per diluted share and cash net income per diluted share were $0.79 in the fourth quarter of 2005.
During the fourth quarter, Blackboard realized a $14.8 million earnings benefit from the reduction of its deferred tax valuation allowance. Excluding the earnings benefit from the reduction of its deferred tax valuation allowance, Blackboard would have had net income per diluted share of $0.28 and cash net income per diluted share of $0.29 for the fourth quarter.
“Our business momentum continues to be strong with both revenue and earnings, which are once again exceeding expectations,” said Michael Chasen, chief executive officer for Blackboard. “Our objectives in 2006 and beyond are to successfully integrate WebCT and to continue executing against our stated long-term targets as we did in 2005. We will achieve this by taking the best of both companies and continuing to lead the education industry in product innovation as well as superior client service and support.”
Total revenue for the year ended December 31, 2005 was $135.7 million, an increase of 22 percent over 2004. GAAP net income was $41.9 million in 2005, an increase of 316 percent over net income of $10.0 million in 2004. Cash net income in 2005, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $42.1 million. For the full year 2005, Blackboard realized a $14.8 million earnings benefit from the reduction of its deferred tax valuation allowance. GAAP Net income per diluted share and cash net income per diluted share were $1.47 and $1.48, respectively, for the full year 2005. Excluding the earnings benefit from the reduction of its deferred tax valuation allowance, Blackboard would have had net income per diluted share of $0.95 and cash net income per diluted share of $0.96 for the full year 2005.

Highlights from the Fourth Quarter of 2005
•	Blackboard’s new and expanding client relationships in the quarter included:
•	U.S. Higher Education Market: Clark University, Columbia Southern University, East Carolina University, Georgian College, Herzing College, Loyola Marymount University, North Dakota State University, Northwood University, United States Naval Academy, University of New Orleans and Wichita State University.

•	International Markets: Bournemouth University, City of Sunderland College, Edith Cowan University, Feng Chia University, Gifu Shotuku Gakuen University, Griffith University, Kingston College, Macclesfield College, ROC Friesland College, University of Bradford and University of Reading.

•	K-12 Market: Brooklyn Technical High School, Lake County Public Schools, Lakewood School District, City of Reykjavik K-12 (Iceland), Poway Unified School District, Sarasota County Public Schools, South Carolina Department of Education and The Hotchkiss School.
Highlights from the Year End 2005
•	Blackboard’s enterprise-class licenses [Blackboard Learning System — Enterprise Edition, Blackboard Community System, Blackboard Transaction System and the Blackboard Content System], totaled 2,087 at the end of 2005, which represents a 25 percent year over year increase.

•	Blackboard announced its acquisition of WebCT, Inc. marking a major milestone in the education industry. Closing of the WebCT transaction is expected in March or April of 2006.

•	Release 7.0 of the Blackboard Academic Suite was released providing clients around the globe powerful multi-language and mobile capabilities. Release 7.0 of the Blackboard Academic Suite comes with standard language packs providing support for English, simplified Chinese, Dutch, French, German, Italian, Japanese and Spanish.

•	Blackboard launched a new European data center in June of 2005, which allows Blackboard to host products for its clients in Europe.

•	The Company ended 2005 with more than 4,891 digital content titles available in Blackboard format, an increase of 25 percent from 2004. Currently Blackboard is working with 24 higher education publishers representing 40 different imprints.

•	Blackboard’s BbOne offering is now in use at 55 U.S. higher education institutions. As of December 31, 2005, 820 off-campus merchants are now accepting BbOne as a form of payment.
Outlook for the First Quarter and Full Year 2006 Excluding the WebCT Transaction
The following forward-looking statements regarding future financial performance are based on current expectations and actual results may differ materially. These statements do not reflect the potential impact of the pending acquisition of WebCT, Inc. Blackboard will provide updated guidance to reflect the WebCT transaction following the closing of the acquisition.
Effective January 1, 2006, Blackboard adopted the fair value recognition provisions of SFAS 123(R), “Share-Based Payment,” using the modified-prospective method. Under this method, compensation cost recognized during the first quarter of 2006 will include (a) compensation cost for all stock options granted to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of FASB Statement No. 123, and (b) compensation cost for all stock options granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). No restatement of prior periods is made for the fair value recognition of compensation costs under the modified-prospective method, which will have a significant impact on the comparability of the results of operations for the Company in 2006. A portion of the stock-based compensation expense relating to incentive stock options is not deductible for income tax provision purposes and will result in an increase in the Company’s effective tax rate from 39.5 percent to approximately 43.5 percent. In any quarter, the Company may realize a tax benefit associated with the disqualifying disposition of a portion of the incentive stock options exercised which may cause the effective tax rate to be below 43.5 percent. The Company will continue to utilize its net operating loss carry-forwards to reduce its cash tax liabilities in 2006 and 2007.
The Company’s guidance for the first quarter of 2006 is as follows:
•	Revenue to be $35.7 to $36.7 million;

•	Stock-based compensation expense of approximately $2.0 million:

•	GAAP net income of approximately $3.5 to $3.8 million, resulting in GAAP net income per diluted share of approximately $0.12 to $0.13 per share, which is based on an estimated 29.7 million diluted shares and an effective tax rate of 43.5 percent; and

•	Cash net income of approximately $5.1 to $5.4 million, which excludes amortization of intangibles, stock-based compensation expense, and the associated tax impact, resulting in cash net income per diluted share of approximately $0.17 to $0.18 per share based on an estimated 29.7 million diluted shares and an effective tax rate of 39.5 percent.
Guidance for the full year of 2006 is as follows:
•	Revenue of approximately $155.0 to $159.0 million;

•	Stock-based compensation expense of approximately $9.5 million;

•	Operating margins, excluding the amortization of intangibles and stock-based compensation expenses, of approximately 20 percent:

•	GAAP net income of approximately $14.6 to $15.8 million, resulting in GAAP net income per diluted share of approximately $0.49 to $0.53 per share, which is based on an estimated 30.1 million diluted shares and an effective tax rate of 43.5 percent; and

•	Cash net income of approximately $21.6 to $22.9 million, which excludes amortization of intangibles, stock-based compensation expense, and the associated tax impact, resulting in cash net income per diluted share of approximately $0.72 to $0.76 per share based on an estimated 30.1 million diluted shares and an effective tax rate of 39.5 percent.
Conference Call
Blackboard will broadcast its fourth quarter conference call live over the Internet today beginning at 5 p.m. Eastern. Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.

A telephone replay of the call will be available from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on February 13, 2006 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on February 20, 2006. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial 617-801-6888. The conference ID for the replay is 38134372.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2005	2004	2005
	(unaudited)	(unaudited)		(unaudited)
	(in thousands, except share and
	per share amounts)
Revenues:
Product	$27,216	$32,048	$98,632	$120,389
Professional services	2,837	3,698	12,771	15,275

Total revenues	30,053	35,746	111,403	135,664
Operating expenses:

Cost of product revenues, excludes amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below	7,067	7,789	25,897	29,607
Cost of professional services revenues	1,958	2,721	7,962	10,220
Research and development	3,322	3,783	13,749	13,945
Sales and marketing	8,244	9,604	35,176	37,873
General and administrative	4,153	4,822	14,895	19,231
Amortization of intangibles resulting from acquisitions	879	66	3,517	266
Stock-based compensation	19	20	174	75

Total operating expenses	25,642	28,805	101,370	111,217

Income from operations	4,411	6,941	10,033	24,447
Other income (expense):
Interest expense	(24)	(10)	(179)	(49)
Interest income	282	1,207	494	3,146

Income before (benefit) provision for income taxes	4,669	8,138	10,348	27,544
(Benefit) provision for income taxes	(63)	(14,973)	299	(14,309)

Net income	4,732	23,111	10,049	41,853
Dividends on and accretion of convertible preferred stock	—	—	(6,344)	—

Net income attributable to common stockholders	$4,732	$23,111	$3,705	$41,853

Net income attributable to common stockholders per common share:
Basic	$0.18	$0.85	$0.23	$1.57

Diluted	$0.17	$0.79	$0.21	$1.47

Weighted average number of common shares:
Basic	25,804,457	27,273,665	16,071,598	26,714,748

Diluted	27,629,066	29,214,963	17,864,137	28,509,777

Reconciliation of net income to cash net income (1):
Net income attributable to common stockholders	$4,732	$23,111	$3,705	$41,853
Add: Dividends on and accretion of convertible preferred stock	—	—	6,344	—

Net income	4,732	23,111	10,049	41,853
Add: Amortization of intangibles resulting from acquisitions, net of taxes (2)	879	66	3,415	266

Cash net income	$5,611	$23,177	$13,464	$42,119

Cash net income per common share — diluted	$0.20	$0.79	$0.53	$1.48

Proforma weighted average number of common shares — diluted (3)	27,629,066	29,214,963	25,174,969	28,509,777

Reconciliation of net income to proforma net income, which excludes $14.8 million tax benefit (4):
Net income		$23,111		$41,853
Subtract: $14.8 million tax benefit		(14,799)		(14,799)

Proforma net income		8,312		27,054

Proforma net income per common share — diluted		$0.28		$0.95

Weighted average number of common shares — diluted		29,214,963		28,509,777

Reconciliation of cash net income to proforma cash net income, which excludes $14.8 million tax benefit (4):
Cash net income		$23,177		$42,119
Subtract: $14.8 million tax benefit		(14,799)		(14,799)

Proforma cash net income		8,378		27,320

Proforma cash net income per common share — diluted		$0.29		$0.96

Weighted average number of common shares — diluted		29,214,963		28,509,777

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2004	2005
		(unaudited)
	(in thousands,
	except per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$78,149	$75,895
Short-term investments	20,000	62,602
Accounts receivable, net	21,686	26,136
Inventories	1,994	1,806
Prepaid expenses and other current assets	1,727	2,637
Deferred tax asset, current portion		10,274
Deferred cost of revenues, current portion	4,547	5,797

Total current assets	128,103	185,147

Deferred tax asset, noncurrent portion	—	12,023
Deferred cost of revenues, noncurrent portion	369	1,310
Deferred merger costs (WebCT, Inc.)	—	4,956
Property and equipment, net	8,848	9,940
Goodwill	10,252	10,252
Intangible assets, net	826	560

Total assets	$148,398	$224,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,114	$1,833
Accrued expenses	9,290	14,083
Equipment note, current portion	525	—
Deferred rent current portion	247	347
Deferred revenues, current portion	63,901	74,975

Total current liabilities	75,077	91,238

Equipment note, noncurrent portion	237	—
Deferred rent, noncurrent portion	820	426
Deferred revenues, noncurrent portion	3,157	2,199
Stockholders’ equity:
Common stock, $0.01 par value	260	275
Additional paid-in capital	191,664	210,919
Deferred stock compensation	(209)	(114)
Accumulated deficit	(122,608)	(80,755)

Total stockholders’ equity	69,107	130,325

Total liabilities and stockholders’ equity	$148,398	$224,188

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2004	2005
		(unaudited)
	(in thousands)
Cash flows from operating activities
Net income	$10,049	$41,853
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	—	(14,799)
Depreciation and amortization	6,275	6,867
Amortization of intangibles resulting from acquisitions	3,517	266
Change in allowance for doubtful accounts	(64)	(253)
Noncash deferred stock compensation	174	75
Changes in operating assets and liabilities:
Accounts receivable	1,248	(4,197)
Inventories	56	188
Prepaid expenses and other current assets	(173)	(910)
Deferred cost of revenues	(1,070)	(2,191)
Accounts payable	(719)	719
Accrued expenses	(610)	2,373
Deferred rent	(68)	(294)
Deferred revenues	14,116	10,116

Net cash provided by operating activities	32,731	39,813

Cash flows from investing activities
Purchase of property and equipment	(7,440)	(7,959)
Purchase of held-to-maturity securities	—	(33,296)
Sale of held-to-maturity securities	—	9,750
Purchase of available-for-sale securities	(20,000)	(55,306)
Sale of available-for-sale securities	—	36,250
Payments for merger costs (WebCT, Inc.)	—	(2,536)

Net cash used in investing activities	(27,440)	(53,097)

Cash flows from financing activities
Payments on equipment notes	(922)	(762)
Proceeds from line of credit	7,880	—
Payments on line of credit	(15,760)	—
Payments on note payable	(2,000)	—
Proceeds from issuance of common stock, net of issuance costs	50,986	—
Proceeds from exercise of Series D Warrants	248	—
Proceeds from exercise of stock options	1,970	11,792

Net cash provided by financing activities	42,402	11,030

Net increase (decrease) in cash and cash equivalents	47,693	(2,254)
Cash and cash equivalents at beginning of period	30,456	78,149

Cash and cash equivalents at end of period	$78,149	$75,895

Use of Non-GAAP Financial Measures
Blackboard provides cash net income and cash net income per share in this press release as additional information regarding Blackboard’s operating results. These measures are not in accordance with, nor are they an alternative for, Generally Accepted Accounting Principles (GAAP) and may be different from cash net income and other non-GAAP measures used by other companies. Blackboard believes that this presentation of cash net income and cash net income per share provides useful information to investors regarding additional financial and business trends relating to Blackboard’s financial condition and results of operations.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. With two product suites, the Blackboard Academic Suite ™ and the Blackboard Commerce Suite ™, Blackboard is used by millions of people at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe and Asia.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our most recent 10-Q filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of February 13, 2006. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 13, 2006.
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